Exhibit 10.26

PARTICIPATION, REGISTRATION RIGHTS

AND COORDINATION AGREEMENT

by and among

SunGard Capital Corp.

SunGard Capital Corp. II

SunGard Holding Corp.

SunGard Holdco LLC

Solar Capital Corp.

and

Certain Persons who will be Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II

Dated as of August 10, 2005

TABLE OF CONTENTS

1.	EFFECTIVENESS; DEFINITIONS		3
	1.1.	Closing	3
	1.2.	Definitions	3
2.	RIGHT OF PARTICIPATION		3
	2.1.	Right of Participation	3
	2.2.	Post-Issuance Notice	6
	2.3.	Excluded Transactions	7
	2.4.	Certain Provisions Applicable to Options, Warrants and Convertible Securities	8
	2.5.	Acquired Shares	8
	2.6.	Period	8
3.	REGISTRATION RIGHTS		8
	3.1.	Demand Registration Rights for Investor Registrable Securities	8
	3.2.	Piggyback Registration Rights	11
	3.3.	Certain Other Provisions	13
	3.4.	Indemnification and Contribution	20
	3.5.	Permitted Registration Rights Assignees	23
	3.6.	Shelf Take-Downs	24
	3.7.	Coordination Committee	24
4.	TRANSFER RESTRICTIONS		25
	4.1.	Permitted Public Transfers and Block Sales	25
	4.2.	Distributions to Partners, Members or Stockholders	26
	4.3.	Volume Limit	26
	4.4.	No 144 Coordination	27
	4.5.	Period	27
	4.6.	Post-QPO “Tag Along Rights”	27
	4.7.	Transfers and Holder Lock-up	27
5.	REMEDIES		28
6.	PERMITTED TRANSFEREES		28
	6.1.	Transfers by Investors	28
	6.2.	Transfers by Managers or Manager Designees	28
7.	INFORMATION RIGHTS		29
	7.1.	Historical Financial Information	29
	7.2.	Satisfaction	29
	7.3.	Period	29
8.	AMENDMENT, TERMINATION, ETC.		29
	8.1.	Oral Modifications	29
	8.2.	Written Modifications	29
	8.3.	Withdrawal from Agreement	31
	8.4.	Effect of Termination	31
9.	LEGENDS		31
	9.1.	Restrictive Legend	31
	9.2.	Stop Transfer Instruction	31
	9.3.	Classes of Shares Separately Transferable	32

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10.	DEFINITIONS		32
	10.1.	Certain Matters of Construction	32
	10.2.	Definitions	32
11.	MISCELLANEOUS		43
	11.1.	Authority: Effect	43
	11.2.	Notices	43
	11.3.	Binding Effect, Etc.	47
	11.4.	Descriptive Heading	48
	11.5.	Counterparts	48
	11.6.	Severability	48
	11.7.	No Recourse	48
	11.8.	Aggregation of Shares	48
	11.9.	Obligations of Company, Lowerco, Holdings, LLC and Opco	49
	11.10.	Expenses of Managers	49
12.	GOVERNING LAW		49
	12.1.	Governing Law	49
	12.2.	Consent to Jurisdiction	49
	12.3.	WAIVER OF JURY TRIAL	50
	12.4.	Exercise of Rights and Remedies	50

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PARTICIPATION, REGISTRATION RIGHTS

AND COORDINATION AGREEMENT

This Participation, Registration Rights and Coordination Agreement (the “Agreement”) is made as of August 10, 2005 by and among:

(i)	SunGard Capital Corp., a Delaware corporation (together with its successors and assigns, the “Company”);

(ii)	SunGard Capital Corp. II, a Delaware corporation (together with its successors and assigns, “Lowerco”);

(iii)	SunGard Holding Corp., a Delaware corporation (together with its successors and assigns, “Holdings”);

(iv)	SunGard Holdco LLC, a Delaware limited liability company (together with its successors and assigns, “LLC”);

(v)	Solar Capital Corp., a Delaware corporation (“Solar Capital”);
(vi)	each Person executing this Agreement and listed as a Principal Investor on the signature pages hereto (collectively with their Permitted Transferees and so long as they are members of a Principal Investor Group, the “Principal Investors”);

(vii)	each Person executing this Agreement and listed as an Other Investor on the signature pages hereto (collectively with their Permitted Transferees and with Persons who executed this Agreement as Principal Investors who have ceased to be members of a Principal Investor Group, the “Other Investors” and, together with the Principal Investors, the “Investors”);

(viii)	each Person executing this Agreement and listed as a Manager on the signature pages hereto and such other Persons, if any, that from time to time become party hereto as Managers (collectively, the “Managers”);

(ix)	each Person executing this Agreement and listed as a Manager Designee on the signature pages hereto and such other Persons, if any, that from time to time become party hereto as Manager Designees (collectively, the “Manager Designees” and together with the Investors and the Managers, the “Registration Rights Stockholders”)

(x)	such other Persons, if any, that from time to time become party hereto as holders of Other Holder Shares (as defined below) pursuant to Section 3.5 solely in the capacity of permitted assignees with respect to certain registration rights hereunder (collectively, the “Other Holders”).

RECITALS

1. Each of the Company, Lowerco, Holdings, LLC and Solar Capital, has been formed for the purpose of engaging in a transaction in which Solar Capital will be merged with and into SunGard Data Systems Inc. (“SDS”), with SDS surviving (the “Merger”) pursuant to an Agreement and Plan of Merger between Solar Capital and SDS dated as of March 27, 2005 (as amended from time to time, the “Merger Agreement”). The rights and obligations of “Opco” hereunder shall refer to the rights and obligations of Solar Capital at all times prior to the consummation of the Merger, and thereafter shall refer to the rights and obligations of SDS, as a successor entity to Solar Capital, and its successors and permitted assigns.

2. On the date hereof, certain of the Registration Rights Stockholders and certain other investors will, in exchange for cash, shares of SDS common stock and/or other assets, acquire Class A Stock and Class L Stock from the Company and Preferred Stock from Lowerco. The cash proceeds and shares of SDS common stock received by the Company in exchange for such Class A Stock and Class L Stock are referred to as the “Class A and L Proceeds”. The cash proceeds and shares of SDS common stock received by Lowerco in exchange for such Preferred Stock are referred to collectively with the Class A and L Proceeds as the “Proceeds”. On the Closing Date and immediately prior to the Closing (each as defined below), the Company will contribute the Class A and L Proceeds to Lowerco in exchange for common stock of Lowerco, and the Company will thereby hold all of the issued and outstanding common stock of Lowerco. Immediately thereafter, Lowerco will contribute 99% of the Proceeds to Holdings in exchange for common stock of Holdings and Holdings will thereby become a wholly owned subsidiary of Lowerco. Immediately thereafter, Holdings will contribute all of the Proceeds which it received from Lowerco to LLC in exchange for membership interests in LLC representing a 99% ownership interest therein. Contemporaneously therewith, Lowerco will contribute 1% of the Proceeds to LLC in exchange for membership interests in LLC representing a 1% interest therein. Immediately thereafter, LLC will contribute all of the Proceeds less certain expenses to Solar Capital in exchange for common stock of Solar Capital, and LLC will thereby hold all of the issued and outstanding common stock of Solar Capital.

3. Upon the Closing, shares of common stock of Solar Capital shall be automatically converted into shares of common stock of SDS, and LLC will thereby hold all of the issued and outstanding common stock of SDS.

4. Immediately following the Closing, the Common Stock, the Preferred Stock and all Options (as defined below) will be held as set forth on Schedule I hereto.

5. In connection with the acquisition of such securities, the Company, Lowerco, Holdings, LLC, Opco, the Registration Rights Stockholders and certain other stockholders of the Company and Lowerco have entered into a stockholders agreement dated as of the date hereof (as in effect from time to time, the “Stockholders Agreement”).

6. The parties believe that it is in the best interests of the Company, Lowerco, Holdings, LLC, Opco and the Registration Rights Stockholders to set forth their agreements regarding participation, registration rights, coordination and information rights.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Closing. This Agreement shall become effective upon the initial issuance of Stock to the Registration Rights Stockholders in anticipation of the consummation of the closing under the Merger Agreement (the “Closing”).

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10 hereof.

2. RIGHT OF PARTICIPATION. Subject to Section 2.3, the Company shall not, and shall not permit any direct or indirect subsidiary of the Company (the Company and each such subsidiary, an “Issuer”) to, issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Person (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of Section 2.1 or Section 2.2.

2.1. Right of Participation.

2.1.1. Offer. Not fewer than 15 business days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be furnished by the Issuer to each holder of record of Participation Shares (the “Participation Offerees”). The Participation Notice shall include:

(a) the principal terms and conditions of the proposed Issuance, including (i) the amount, kind and terms of the Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total Purchase Price Value of Shares outstanding immediately prior to giving effect to such Issuance which the Purchase Price Value of Participation Shares held by such Participation Offeree constitutes (the “Participation Portion”), (iv) the maximum and minimum cash price (including if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities, (v) the proposed manner of disposition, (vi) the name and address of the Person to whom the Subject Securities are proposed to be issued (the “Prospective Subscriber”) and (vii) if known, the proposed Issuance date; and

(b) an offer by the Issuer to issue to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions, with respect to each unit of Subject Securities as each of the Prospective Subscribers is contemplated to be issued in the Issuance.

2.1.2. Exercise.

(a) General. Each Participation Offeree desiring to accept the offer contained in the Participation Notice shall accept such offer by furnishing a written notice of such acceptance to the Issuer within ten business days after the date of delivery of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) which such Participation Offeree desires to be issued (each such accepting Participation Offeree, a “Participating Buyer”). Each Participation Offeree who does not accept such offer in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Participation Offeree’s rights to participate in such Issuance, and the Issuer shall thereafter be free to issue Subject Securities in such Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not materially more favorable to the Prospective Subscriber and the Participating Buyer than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees pursuant to this Section 2. To the extent that any Participation Offeree does not offer to purchase its full Participation Portion of the Subject Securities, any such Subject Securities shall be offered to those Participating Buyers who have offered to purchase their full Participation Portion, pro rata in accordance with the Purchase Price Value of Participation Shares held by such Participating Buyers. Each such Participating Buyer shall provide notice to the Issuer within two business days of receipt of the offer from the Issuer if it wishes to purchase all or any portion of such Subject Securities.

(b) Change in Offer Terms. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 2.1 separately complied with, in order to consummate such Issuance pursuant to this Section 2.1; provided, however, that in such case of a separate Participation Notice, the applicable period to which reference is made in the first sentence of Section 2.1.1, in the first sentence of Section 2.1.2(a) and in the last sentence of Section 2.1.2(a) shall be three business days, two business days and one business day respectively.

(c) Irrevocable Acceptance. The acceptance of each Participating Buyer shall be irrevocable except as provided in this Section 2.1.2(c) and Section 2.1.4, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, at a cash price not in excess of the maximum price set forth in the Participation Notice and on other principal terms not substantially less favorable to the Participating Buyer than those set forth in the Participation Notice, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be higher than the maximum price set forth in the Participation Notice or the other principal terms shall be substantially less favorable to the Prospective Subscriber than those set forth in the Participation Notice, the acceptance by each Participating Buyer shall be deemed to be revoked, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 2.1 separately complied with, in order to consummate such Issuance pursuant to this Section 2.1; provided, however, that in such case of a separate Participation Notice, the applicable period to which reference is made in the first sentence of Section 2.1.1, in the first sentence of Section 2.1.2(a) and in the last sentence of Section 2.1.2(a) shall be three business days, two business days and one business day respectively.

(d) Time Limitation. If at the end of the 120th day after the date of the effectiveness of the Participation Notice the Issuer has not completed the Issuance, each Participating Buyer shall be released from such Participating Buyer’s obligations under the written commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 2.1 separately complied with, in order to consummate such Issuance pursuant to this Section 2.1; provided, however, that in such case of a separate Participation Notice on substantially the same terms and conditions, the applicable period to which reference is made in the first sentence of Section 2.1.1, in the first sentence of Section 2.1.2(a) and in the last sentence of Section 2.1.2(a) shall be three business days, two business days and one business day respectively.

2.1.3. Other Securities. The Issuer may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned and the principal terms and conditions of such Other Securities are described in the Participation Notice. In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the Other Securities being acquired by the Prospective Subscriber in the Issuance bears to the Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Other Securities to be issued to the Prospective Subscriber in the Issuance.

2.1.4. Certain Legal Requirements. In the event that the participation in the Issuance by a Participation Offeree as a Participating Buyer would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Issuance or (b) the provision to any participant in the Issuance of any specified information regarding the Company or any of its subsidiaries or the Subject or Other Securities that is not otherwise required to be provided for the Issuance, such Participation Offeree shall not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

2.1.5. Further Assurances. Each Participating Buyer shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 2.1, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise reasonably cooperating with the Issuer and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Buyer agrees to execute and deliver such subscription and other agreements specified by the Issuer to which the Prospective Subscriber will be party, the form of which is materially consistent with the form provided to such Participating Buyer with the Participation Notice, or is otherwise reasonably acceptable to such Participating Buyer.

2.1.6. Expenses. All costs and expenses incurred by the Issuer in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or the Issuer.

2.1.7. Closing. The closing of an Issuance pursuant to Section 2.1 shall take place (a) on the proposed date of Issuance, if any, set forth in the Participation Notice (provided that consummation of any Issuance may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (b) if no proposed Issuance date was required to be specified in the Participation Notice, at such time as the Issuer shall specify by notice to each Participating Buyer, provided that no individual Participating Buyer shall be required, without its consent, to close its particular transaction prior to the date that is fifteen business days after the Issuer issues the applicable Participation Notice and (c) at such place as the Issuer shall specify by notice to each Participating Buyer. At the closing of any Issuance under this Section 2.1.7, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or such holder’s designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

2.2. Post-Issuance Notice. Notwithstanding the requirements of Section 2.1, the Issuer may proceed with any Issuance prior to having complied with the provisions of Section 2.1; provided that the Issuer shall:

(a) provide to each holder of Shares who would have been a Participation Offeree in connection with such Issuance (i) with prompt notice of such Issuance and (ii) the Participation Notice described in Section 2.1.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth;

(b) offer to issue to such holder of Shares such number of securities of the type issued in the Issuance as may be requested by such holder of Shares (not to exceed the Participation Portion that such holder of Shares would have been entitled to pursuant to Section 2.1 multiplied by the sum of (a) the number of Subject Securities included in the Issuance and (b) the maximum aggregate number of shares issuable pursuant to this Section 2.2 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

(c) keep such offer open for a period of fifteen business days, during which period, each such holder may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 2.1 multiplied by the sum of (a) the number of Subject Securities included in such issuance and (b) the aggregate number of shares issued pursuant to this Section 2.2 with respect to such Issuance). The closing of any such transaction shall occur at such time as the Issuer specifies, but in any event not prior to the date that is fifteen business days after the Issuer issues the Participation Notice contemplated by Section 2.2(a)(ii).

2.3. Excluded Transactions. The provisions of this Section 2 shall not apply to Issuances by the Company or any subsidiary of the Company as follows:

(a) Any Issuance to the Company or any wholly owned subsidiary of the Company;

(b) Any Issuance of securities upon the exercise or conversion of any Stock, Options, Warrants or Convertible Securities outstanding on the date hereof or Issued after the date hereof in a transaction that complied with the provisions of this Section 2;

(c) Any Issuance of shares of Stock, Options, Warrants or Convertible Securities, in each case to the extent approved by the Board or pursuant to an employment benefit plan or arrangement approved by the Board, to officers, employees, directors or consultants (other than an Investor or an Affiliate thereof) of the Company or its subsidiaries in connection with such Person’s employment or consulting arrangements with the Company or its subsidiaries;

(d) Any Issuance of shares of Stock, Options, Warrants or Convertible Securities, in each case to the extent approved by the Board, (i) in any business combination or acquisition transaction involving the Company or any of its subsidiaries, including a Change of Control, (ii) in connection with any joint venture or strategic partnership entered into primarily for purposes other than raising capital (as determined by the Board in its sole discretion) or (iii) to financial institutions, commercial lenders, broker/finders or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Company or any of its subsidiaries;

(e) Any Issuance of Stock pursuant to a Public Offering;

(f) The Issuance of Shares to the Investors, Managers, Manager Designees and any other Person who is a party to the Stockholders Agreement in connection with the Closing;

(g) Any Issuance of securities in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of Stock or recapitalization (including a Recapitalization Transaction) approved by the Board; or

(h) Any Issuance of shares of capital stock of any direct or indirect subsidiary of the Company to the stockholders of the Company in order to effect a “spin-off” transaction of a direct or indirect subsidiary of the Company, including, without limitation, a transaction of the sort described in Section 3.4 of the Stockholders Agreement.

2.4. Certain Provisions Applicable to Options, Warrants and Convertible Securities. In the event that the Issuance of Subject Securities shall result in any increase in the number of shares of Stock issuable upon exercise, conversion or exchange of any Options, Warrants or Convertible Securities, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Options, Warrants or Convertible Securities, as the case may be, shall be entitled to purchase pursuant to Section 2.1 or 2.2, as applicable, if any, shall be reduced, share for share, by the amount of any such increase.

2.5. Acquired Shares. Any Subject Securities constituting Stock acquired by any Investor, Manager or Manager Designee pursuant to this Section 2 shall be deemed for all purposes hereof to be Shares hereunder and under the Stockholders Agreement.

2.6. Period. Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Qualified Public Offering.

3. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

3.1. Demand Registration Rights for Investor Registrable Securities.

3.1.1. General. One or more current or former Principal Investor Groups (the “Initiating Investors”), by notice to the Company specifying the amount and intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by the Initiating Investors if the Company is then eligible to use such registration) of all or a specified part of the Registrable Securities held by such Initiating Investors; provided, however, that (i) until the second anniversary of the Qualified Public Offering, the Initiating Investors must, in the aggregate, hold at least a majority of the Registrable Securities then held by all current or former Principal Investor Groups and on or after the second anniversary of the Qualified Public Offering, the Initiating Investors must, in the aggregate, hold at least one-third of the Registrable Securities then held by all current or former Principal Investor Groups, (ii) not more than one request may be made to the Company under this Section 3.1.1 within any 180 day period without the consent of the Majority Principal Investors (or the Company if there are no Principal Investors remaining), provided that if the Initiating Investors make a request under this Section 3.1.1, and the Company determines to include shares for its own account in such registration statement resulting in the Initiating Investors being permitting to register not more than 50% of the Registrable Securities that they requested to register, then this clause (ii) shall not limit the ability of any Initiating Investors to make additional requests within such 180 day period, (iii) the value of Registrable Securities that the Initiating Investors propose to sell in such Public Offering must be at least fifty million dollars ($50,000,000) or such lower amount as agreed by the Majority Principal Investors (or the Company if there are no Principal Investors remaining) and (iv) for so long as there are any Principal Investors, the Initial Public Offering may not be initiated pursuant to this Section 3.1 without, on or prior to the sixth anniversary hereof, the approval of the Requisite Principal Investors and thereafter, the approval of the Majority Principal Investors. The Company will then use its best efforts to (i) effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 3.2 by other Holders, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid and as otherwise specified by the Coordination Committee) of the Registrable Securities which the Company has been so requested to register, and (ii) when directed by the Coordination Committee, obtain acceleration of the effective date of the registration statement relating to such registration; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 3.1.1:

(a) during the effectiveness of any Principal Lock-Up Agreement entered into in connection with any registration statement pertaining to an underwritten public offering of securities of the Company; and

(b) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

3.1.2. Form. Except as otherwise provided above or required by law, so long as the Company is eligible and qualified to register Registrable Securities on Form S-3 (or any successor or similar short form registration statement) each registration requested pursuant to Section 3.1.1 shall be effected by the filing of a registration statement on

Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted); provided that if any registration requested pursuant to this Section 3.1 is proposed to be effected on Form S-3 (or any successor or similar shortform registration statement) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement) or to include in such registration statement information not required to be included pursuant to Form S-3 (or any successor or similar shortform registration statement), then the Company will file a registration statement on Form S-1 or supplement Form S-3 (or any successor or similar shortform registration statement) as reasonably requested by such managing underwriter.

3.1.3. Payment of Expenses. The Company shall pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.1, including all reasonable expenses (other than fees and disbursements of counsel that do not constitute Registration Expenses) that any Holder incurs in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

3.1.4. Additional Procedures. In the case of a registration pursuant to Section 3.1 hereof, whenever the Coordination Committee shall direct that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to Holders referred to in Section 3.2. In such event, the right of any Holder to have securities owned by such Holder included in such registration pursuant to Section 3.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Coordination Committee and such Holder). If directed to do so by the Coordination Committee, the Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

3.1.5. Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 3.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (a) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (c) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (x) more than two times during any 12 month period, (y) for a period exceeding 45 days on any one occasion or (z) for periods exceeding, in the aggregate, 90 days in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 3.1.5. The Company agrees that, in the event it exercises its rights under this Section 3.1.5, it shall, within 45 days following such Holders’ receipt of the notice of suspension, update the suspended registration statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

3.2. Piggyback Registration Rights.

3.2.1. Piggyback Registration.

(a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 3.1 or otherwise) for sale in a Public Offering, the Company will give notice to all Holders of its intention to do so. Any Holder may, by written response delivered to the Company within 15 days after the date of delivery of such notice, request that all or a specified part of such Holder’s Registrable Securities be included in such registration. The Company thereupon will use its best efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 3.1, other Holders in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Coordination Committee on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings) or, in the case of a registration initiated pursuant to Section 3.1.1, the Initiating Investors. No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 3.1 hereof.

(b) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.2 incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

(ii) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses except to the extent such Public Offering is for the sale of securities for cash; or

(iii) Any Public Offering up to and including the Qualified Public Offering, except to the extent the Requisite Principal Investors (or the Company if there are no Principal Investors remaining) otherwise determine.

3.2.2. Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.2.

3.2.3. Additional Procedures. Holders participating in any Public Offering pursuant to this Section 3.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to any underwriting agreement entered into by the Company (as directed by the Coordination Committee) and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters contained therein; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities in respect of the Company or the business of the Company, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Registrable Securities included in the offering, and (ii) such holder’s net proceeds from such offering.

3.2.4. Registration Statement Form. The Company shall select the registration statement form for any registration pursuant to this Section 3.2 (other than a registration that is also pursuant to Section 3.1); provided that if any registration requested pursuant to this Section 3.2 is proposed to be effected on Form S-3 (or any successor form) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such registration statement information not required to be included pursuant to such form, then the Company will supplement such registration statement as reasonably requested by such managing underwriter.

3.3. Certain Other Provisions.

3.3.1. Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 3 and subject to the terms of this Section 3.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration, it being understood that, if the registration in question involves a registration for sale of securities for the Company’s own account, then the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 3.3.1. Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require Manager Holders to be cutback disproportionately: shares, other than Registrable Securities, requested to be included in such registration by other shareholders shall be excluded unless the Company, with the consent of the Requisite Principal Investors, has granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being “Parity Shares”); and, if a limitation on the number of shares is still required, the number of Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each such holder requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (A) the number of such shares of Registrable Securities or Parity Securities requested to be registered by such holder, and (B) a number of such shares equal to such holder’s Pro Rata Portion;

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those holders requesting that their Registrable Securities or Parity Shares be registered in such registration which requested to register a number of such shares in excess of such holder’s Pro Rata Portion pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and

(c) the balance, if any, not allocated pursuant to clause (b) above shall be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such Holder, or the estates and Family Members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts or Affiliates, any Charitable Organization, in each case to which any of the foregoing shall have distributed, transferred or contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering provided that such distribution, transfer or contribution occurred not more than 90 days prior to such execution, and such Holder and other Persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling Holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 3.1.1 or 3.2.1(a), the Holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Coordination Committee; provided that, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to Section 3.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Initiating Investors, then the Initiating Investors shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided, further, that if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which notice of such offering was given pursuant to Section 3.2.1(a), then the Registration Rights Stockholders participating in such registration pursuant to Section 3.1 or 3.2 may elect to withdraw from such registration by written notice to the Company. The Company may, but shall not be required to, extend a similar withdrawal right to other Holders of Registrable Securities or Parity Shares.

3.3.2. Registration Procedures. If and in each case when the Company is required to effect a registration of any Registrable Securities as provided in this Section 3, the Company shall promptly:

(a) prepare and, in any event within 60 days (45 days in the case of a Form S-3 registration) after the end of the period under Section 3.2.1(a) within which a piggyback request for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within ninety days of the initial filing;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days or two years in the case of shelf registration statements (or, in either case, such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 3.1 or 3.2, the Company will furnish to counsel selected pursuant to Section 3.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) promptly notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g) use its best efforts to (i) list such Registrable Securities on any securities exchange or authorize for quotation on each other market (including, if applicable, the National Association of Securities Dealers, Inc. (the “NASD”) Automated Quotation System) on which the Common Stock is then listed or authorized for quotation if such Registrable Securities are not already so listed or authorized for quotation; and to (ii) provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Section 3.4 hereof, and take such other actions as the Coordination Committee or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

(i) obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Coordination Committee shall reasonably request;

(j) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriter(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

(k) notify counsel (selected pursuant to Section 3.3.3 hereof) for the Holders of Registrable Securities included in such registration statement, the Principal Investors including Registrable Securities in such registration statement, and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) make every commercially reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(o) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(q) use its best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

3.3.3. Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained by the Company in connection with any Public Offering requested pursuant to Section 3.1 shall be selected by the Coordination Committee; the underwriters and legal counsel to be retained by the Company in connection with any other Public Offering to which Section 3.2 applies shall be selected by the Board with the consent of the Coordination Committee (such consent not be unreasonably withheld). In connection with any registration of Registrable Securities pursuant to Sections 3.1 and 3.2 hereof, the Coordination Committee may select one counsel to represent all Holders of Registrable Securities, covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, those Investors participating in the offering who are then not entitled to designate a member of the Coordination Committee (each such Investor being referred to as a “Participating Investor”) shall be entitled to select one additional counsel to represent all such Participating Investors (the “Additional Counsel”). The Additional Counsel shall be approved by the Participating Investors who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Participating Investors.

3.3.4. Company Lock-Up. If any registration pursuant to Section 3.1 of this Agreement shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten public offering and other than pursuant to a registration on Form S-4 or S-8) for its own account, within 90 days (or such shorter period as the managing underwriters may agree to with the Coordination Committee) after, the effective date of such registration (except as part of such registration).

3.3.5. Holders and Other Holders Lock-Up. Each Holder and each Other Holder shall comply with the provisions of Section 5 of the Stockholders Agreement applicable to a “Stockholder” as though such Section were set forth herein. No Registration Rights Stockholder will Transfer Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to a waiver from a lock-up agreement described in Section 5 of the Stockholders Agreement unless the benefit of such waiver is extended in a pro rata manner to all Registration Rights Stockholders.

3.3.6. Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 3.1 or 3.2 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (a) rights of registration in the nature or substantially in the nature of those set forth in Section 3.1 or 3.2 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (b) demand registration rights exercisable prior to such time as the current or former Principal Investors can first exercise their rights under Section 3.1.

3.3.7. Other Registration-Related Matters.

(a) The Company may require any Holder that is registering Registrable Securities pursuant to Section 3.1 or 3.2 to furnish to the Company in writing such information regarding such Person and its Affiliates and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request in writing.

(b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3.2(e), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 3.3.2(e) and, if so directed by the Company, each Holder will, subject to applicable law or any direction of the Commission, deliver to the Company or destroy all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.3.2(e) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 3.3.2(e).

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3.2(k)(iv), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, each Holder will, subject to applicable law or any direction of the Commission, deliver to the Company or destroy all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.3.2(k)(iv) to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.

3.3.8. Public Dispositions Without Registration. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Securities to the public without registration after such time as a public market exists for Common Stock, the Company agrees:

(a) to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its Common Stock to the public;

(b) to use its commercially reasonable efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, to furnish to such Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 180 days after the effective date of the first registration statement filed by the Company for an offering of its Securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such Holder may reasonably request in availing himself of any rule or regulation of the Commission allowing such Holder to sell any such Securities without registration.

3.4. Indemnification and Contribution.

3.4.1. Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 3 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, affiliates and shareholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, and reasonable expenses to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 3.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities or any termination of this Agreement.

3.4.2. Indemnities to the Company. Subject to Section 3.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 3, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as provided in Section 3.4.1) the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities and prospective underwriter with respect to any untrue statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities or any termination of this Agreement.

3.4.3. Contribution. If the indemnification provided for in Sections 3.4.1 or 3.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 3.4 for reasons other than described in the proviso to Section 3.4.1 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expense referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 3.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expense in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the untrue statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expense. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 3.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expense referred to above in this Section 3.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.4.4. Limitation on Liability of Holders of Registrable Securities. The liability of each Holder in respect of any indemnification or contribution obligation of such Holder arising under this Section 3.4 shall not in any event exceed an amount equal to the net proceeds realized by such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

3.4.5. Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if in such Indemnitee’s reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall, subject to Section 3.4.4 (if applicable), be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnitees in each jurisdiction who shall be approved by the Coordination Committee in the registration in respect of which such indemnification is sought. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (a) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (b) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

3.4.6. Non-Exclusivity. The obligations of the parties under this Section 3.4 will be in addition to any liability, without duplication, which any party may otherwise have to any other party.

3.5. Permitted Registration Rights Assignees. The rights of any Holder to cause the Company to register its Registrable Securities pursuant to Section 3.1 or 3.2 may be assigned (but only with all related obligations as set forth below) in a Transfer effected in accordance with the terms of the Stockholders Agreement and this Agreement to: (a) a Charitable Organization (but only for a period of up to 90 days from the date of such Transfer), (b) a Permitted Transferee, (c) any other transferee that, together with its Affiliates and Affiliated Funds, in the case of this clause (c) acquires shares of Registrable Securities either (i) for consideration of at least $35,000,000 or (ii) having a then fair market value (determined in good faith by the Board) of at least $35,000,000 or (d) acquires all shares of Registrable Securities then held by such Holder and its Affiliates, Affiliated Funds and Manager Designees, if applicable (the transferees described in clauses (a), (b), (c) and (d) each a “Permitted Registration Rights Assignee”). Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 3.5 shall be effective unless the Permitted Registration

Rights Assignee, if not a Registration Rights Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities in respect of which such assignment is made shall be deemed Other Holder Shares and shall be subject to all of the provisions of this Agreement relating to Other Holder Shares and that such Permitted Registration Rights Assignee shall be bound by, and shall be an Other Holder party to, this Agreement and the holder of Other Holder Shares hereunder. A transferee to whom rights are transferred pursuant to this Section 3.5 may not again transfer such rights to any Person, other than as provided in this Section 3.5.

3.6. Shelf Take-Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to this Section 3 is effective, if any Holder or group of Holders delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of the Registrable Securities to be included in the Shelf Underwritten Offering, then, provided that the Coordination Committee approves of such Shelf Underwritten Offering, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to this Section 3.6). In connection with any Shelf Underwritten Offering:

(a) such proposing Holder(s) shall also deliver the Take-Down Notice to all other Holders included on such shelf registration statement and permit each holder to include its Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Holder notifies the proposing Holders and the Company within five business days after delivery of the Take-Down Notice to such Holder; and

(b) in the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in such take-down, the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 3.3.1 with respect to a limitation of shares to be included in a registration.

3.7. Coordination Committee. The Principal Investor Groups will create a coordination committee (the “Coordination Committee”) prior to the closing of the Initial Public Offering and will thereafter maintain such committee for so long as this Agreement remains in effect or until there are no Principal Investors remaining, if earlier. Each Principal Investor Group shall be permitted to designate one representative to participate on the Coordination Committee, and shall be permitted to remove and replace such designee from time to time, provided that a Principal Investor Group’s designee shall be automatically removed (and not replaced) at such time as such Principal Investor Group ceases to be a Principal Investor Group in accordance with the definition thereof. Except to the extent specified in this Section 3.7, the Majority Principal Investors shall determine, from time to time, the procedures which govern the conduct of the Coordination Committee, provided that such procedures shall not discriminate against any particular designee or designees in any material way. Actions of the Coordination Committee shall require the affirmative vote of representatives designated by Principal Investor Groups which constitute the Majority Principal Investors.

4. TRANSFER RESTRICTIONS.

4.1. Permitted Public Transfers and Block Sales. After the closing of the Initial Public Offering, no Registration Rights Stockholder shall Transfer any or all of its Shares pursuant to Rule 144, a block sale to a financial institution or in a private transfer pursuant to Section 3.1.5 of the Stockholders Agreement, in each case other than in compliance with Sections 4.1.1, 4.1.2 and 4.6 hereof, as applicable, and Sections 3.3 and 3.4 of the Stockholders Agreement, provided that, for the avoidance of doubt the approval of the Coordination Committee shall not be required to approve such Transfers. Shares Transferred pursuant to Rule 144 or in a block sale to a financial institution shall conclusively be deemed thereafter not to be Shares under this Agreement.

4.1.1. Public Transfers. From time to time after the Initial Public Offering, the Majority Principal Investors may determine to require the Registration Rights Stockholders to make reasonable efforts to coordinate their efforts to Transfer Shares pursuant to Rule 144 (“144 Coordination”) or to discontinue such requirement. As of the date of this Agreement, 144 Coordination shall be required until such time, if ever, as the Majority Principal Investors provide a subsequent notice to the Registration Rights Stockholders that such coordination is discontinued. Thereafter, the Majority Principal Investors may reinstitute and discontinue 144 Coordination from time to time by providing notice to the Registration Rights Stockholders.

(a) For so long as 144 Coordination is in effect, each Registration Rights Stockholder shall promptly notify the Coordination Committee when it wishes to Sell Shares under Rule 144, provided, that for any given measurement period for purposes of the Rule 144 group volume limit, except as provided in Section 4.1.1(b) or 4.3, no Registration Rights Stockholder shall be permitted to effect Transfers in excess of their pro rata share (based on its percentage ownership of Shares held by all Registration Rights Stockholders at the start of such measurement period) of all Shares that may be Transferred by members of the Related Group during the applicable measurement period based on its percentage ownership of Shares held by all holders of Shares at the start of such measurement period. In the event any Registration Rights Stockholder agrees to forego its full pro rata share of the Rule 144 group volume limit by written notice to the Coordination Committee, the remainder shall be re-allocated pro rata among the other Registration Rights Stockholders in like manner (except that the Shares held by such forfeiting Registration Rights Stockholder at the start of such measurement period shall be excluded from such calculation).

(b) Notwithstanding the first sentence of Section 4.1.1(a), during the first 144 measurement period in which Registration Rights Stockholders are permitted to Transfer Shares following an offering subject to Section 3.2 (taking into account Section 4.7) (each, an “Initial Measurement Period”), each Cutback Manager shall be permitted to Transfer a number of Shares equal to the lesser of (i) such Cutback Manager’s Disproportionate Cutback Shares or (ii) if all Cutback Managers’

Disproportionate Cutback Shares could not be sold in such measurement period due to the volume limitations under Rule 144, such Cutback Manager’s proportionate share of the Disproportionate Cutback Shares held by all Cutback Managers. To the extent the total number of all such Disproportionate Cutback Shares is less than the total number of Shares that may be Transferred by members of the Related Group during the applicable measurement period, each Registration Rights Stockholder shall be permitted to effect Transfers of Shares not in excess of its pro rata share (based on its percentage ownership of Shares held by all Registration Rights Stockholders at the start of such measurement period) of such excess Shares, subject to adjustment in accordance with Section 4.3. To the extent that all Cutback Managers are not permitted, due to the volume limitations in Rule 144, to Transfer all Disproportionate Cutback Shares in the Initial Measurement Period or any subsequent 144 measurement period, the provisions of this clause (b) shall apply with respect to each Cutback Manager who does Transfer all Disproportionate Cutback Shares which such Cutback Manager was entitled to Transfer in the Initial Measurement Period and each subsequent 144 measurement period until such Cutback Manager has had an opportunity to Transfer all Disproportionate Cutback Shares held by such Cutback Manager or has elected not to sell all Disproportionate Cutback Shares which such Cutback Manager was entitled to Transfer during a 144 measurement period.

(c) The provisions of this Section 4.1.1 shall not apply to any Transfer of Shares (i) in a Public Offering, (ii) to a Permitted Transferee in a transaction that does not rely on Rule 144 or (iii) at any time with respect to which 144 Coordination is not effective.

(d) Notwithstanding the foregoing, a Registration Rights Stockholder may opt out of 144 Coordination with respect to any period of time if such Registration Rights Stockholder delivers a notice to the Coordination Committee irrevocably committing not to Transfer Shares pursuant to Rule 144 or a transaction described in Section 4.1.2, 4.2 or 4.6 during such period.

4.1.2. Certain Other Transfers. After the Initial Public Offering, each Registration Rights Stockholder (the “Initiating Transferor”) shall notify the Coordination Committee (or, after the expiration of the term described in Section 4.5, the other Registration Rights Stockholders) when it plans to Transfer any or all of its Shares pursuant to (a) a block sale to a financial institution or (b) a private transfer pursuant to Section 3.1.5 of the Stockholder Agreement.

4.2. Distributions to Partners, Members or Stockholders. For so long as 144 Coordination is effective, each Investor shall provide reasonable prior notice to the Coordination Committee prior to any LP Distribution.

4.3. Volume Limit. For purposes of this Agreement, so long as 144 Coordination is effective, Transfers contemplated by Sections 4.1.2(a) and (b), and LP Distributions, will be limited to the number of Shares that the applicable Registration Rights Stockholder would have been permitted to Transfer under Rule 144 pursuant to the proviso in Section 4.1.1(a) or 4.1.1(b), as applicable, and will reduce for purposes of this Agreement, on a Share for Share basis, the number of Shares that such Registration Rights Stockholder is permitted to sell under Rule 144, whether individually or as part of a Related Group, whether or not such Transfer or LP Distribution is required by law to be so treated. In the event that, while 144 Coordination is in effect, any Registration Rights Stockholder elects to make a Transfer contemplated by Section 4.1.2(a) or (b), or an LP Distribution, and provided that such Transfer or LP Distribution is not required by law to be taken into account for purposes of the Related Group’s volume limit under Rule 144, then each Registration Rights Stockholder’s (including the Registration Rights Stockholder making such Transfer or LP Distribution) pro rata share of the Related Group’s volume limit for purposes of Section 4.1.2(a) shall be increased by such Registration Rights Stockholder’s pro rata share of the Shares that such Registration Rights Stockholder is no longer permitted to sell under Rule 144 pursuant to the first sentence of this Section 4.3.

4.4. No 144 Coordination. Subject, in all cases, to any applicable law, in the event that 144 Coordination is not in effect, no Registration Rights Stockholder shall, in a given calendar year, Transfer pursuant to Rule 144, in a block sale to a financial institution or in an LP Distribution, Shares representing more than the lesser of (a) 2% of the total Shares outstanding on the first day of such calendar year and (b) 20% of the total Shares owned by such Registration Rights Stockholder on the first day of such calendar year, in each case without the approval of the Coordination Committee, which such approval shall be granted or withheld with respect to all Registration Rights Stockholders in a fair and equitable manner over the course of such calendar year.

4.5. Period. Except for Section 4.1.2, the provisions of Sections 4.1 through 4.4 shall terminate with respect to any Share on the earlier of (a) the fifth anniversary of the closing of the Qualified Public Offering and (b) such time as the Principal Investors, in the aggregate, own less than a 20% of the then outstanding Common Stock. The Majority Principal Investors, in their sole discretion, may elect to exclude any holder of Management Shares or any holder of Other Investor Shares from the provisions of Sections 4.1 through 4.4 at any time.

4.6. Post-QPO “Tag Along Rights”. After the Qualified Public Offering, to the extent an Initiating Transferor gives notice of a planned Transfer described in Section 4.1.2, the Coordination Committee shall promptly provide such notice to each Registration Rights Stockholder other than the Initiating Transferor (each, a “Potential Participant”), and each Potential Participant shall be entitled to participate in such transfer pro rata based on its percentage ownership of Tag Eligible Shares held by all Registration Rights Stockholders at the time of such proposed transfer. In the event any Potential Participant agrees to forego its full pro rata share of the sale by written notice to the Initiating Transferor and all other Potential Participants, the remainder shall be re-allocated pro rata among the Initiating Transferor and all other Potential Participants in like manner (except that the Shares held by such forfeiting Potential Participant shall be excluded from such calculation).

4.7. Transfers and Holder Lock-up. No Registration Rights Stockholder shall Transfer Shares in a transaction that would have violated Section 5 of the Stockholders Agreement (Holder Lock-up) or a lock-up agreement entered into pursuant thereto but for the fact that such Registration Rights Stockholder has been granted permission to make such Transfer or has been released from such Section or such lock-up agreement unless each Registration Rights Stockholder is granted similar permission or has been similarly released.

5. REMEDIES. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

6. PERMITTED TRANSFEREES.

6.1. Transfers by Investors. Subject to Section 3.5, the rights of an Investor hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of the Stockholders Agreement and this Agreement to a Permitted Transferee of such Investor. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 6.1 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Registration Rights Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as an Investor. A Permitted Transferee to whom rights are transferred pursuant to this Section 6.1 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 6.1.

6.2. Transfers by Managers or Manager Designees. The rights of a Manager or Manager Designee hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of the Stockholders Agreement and this Agreement to a Permitted Transferee of such Manager or Manager Designee. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 6.2 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Registration Rights Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Management Shares in respect of which such assignment is made shall continue to be deemed Management Shares and shall be subject to all of the provisions of this Agreement relating to Management Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as a Manager Designee. A Permitted Transferee to whom rights are transferred pursuant to this Section 6.2 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 6.2.

7. INFORMATION RIGHTS.

7.1. Historical Financial Information. The Company will furnish the following to each Registration Rights Stockholder:

(a) As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders’ equity for such year of the Company and its subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.

(b) As soon as available, and in any event within 45 days after the end of each fiscal quarter of the Company for the first three fiscal quarters of a fiscal year, the consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and its subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such fiscal year, in comparative form, all in reasonable detail.

7.2. Satisfaction. Notwithstanding anything to the contrary in Section 7.1, the Company may satisfy its obligation thereunder by (a) providing the financial statements of any of Lowerco, Holdings, LLC or Opco to the extent such financial statements reflect the entirety of the operations of the business or (b) filing such financial statements of the Company, Lowerco, Holdings, LLC or Opco, as applicable, with the Commission on EDGAR or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Section 7.1 shall be satisfied so long as it transmits such materials to the Registration Rights Stockholders within the time periods specified in Section 7.1, notwithstanding that such materials may be actually be received after the expiration of such periods.

7.3. Period. Each of the foregoing provisions of Section 7.1 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

8. AMENDMENT, TERMINATION, ETC.

8.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

8.2. Written Modifications. Except as provided in clauses (a) through (c) below, this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Principal Investors (or Registration Rights Stockholders holding a majority of the shares of Class A Stock held by Registration Rights Stockholders party hereto if there are no Principal Investors remaining).

(a) the consent of the Requisite Principal Investors (if there are any Principal Investors remaining) shall be required for any amendment, modification, extension, termination or waiver (an “Amendment”) of any provision hereof which requires the approval of the Requisite Principal Investors.

(b) The consent of the Management Representative shall be required for (i) any Amendment (other than a Specified Amendment) that, in any material respect, discriminates against or could reasonably be expected to have a disproportionate adverse effect on the rights of holders of Management Shares under this Agreement or (ii) any Amendment to this sentence. By signing this Agreement, each Manager irrevocably authorizes and appoints the Management Representative as his or her sole and exclusive agent, attorney-in-fact and representative for the approval of Amendments described in the first sentence of this Section 8.2(b). The consent of a Majority in Interest of the Management Shares held by Managers then employed by the Company shall be required for any Specified Amendment that, in any material respect, adversely affects the rights of holders of Management Shares under this Agreement, provided that if such Specified Amendment is being adopted in contemplation of, or in connection with, the proposed sale of one of the Businesses, the consent of a Majority in Interest of the Management Shares held by Managers then employed by such Business shall be required.

(c) The consent of a Majority in Interest of the Other Investor Shares shall be required for any Amendment that, by its terms, materially and adversely discriminates against the rights or obligations of the holders of Other Investor Shares as such under this Agreement (provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Registration Rights Stockholders will not be deemed to “materially and adversely discriminate against” the holders of Other Investor Shares as such simply because holders of Other Investor Shares (i) own or hold more or less Shares than any other Registration Rights Stockholder, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Registration Rights Stockholder or (iii) have greater or lesser voting rights or powers than any other Registration Rights Stockholders).

A copy of each such Amendment shall be sent to each Registration Rights Stockholder and shall be binding upon each party hereto and each holder of Shares or Other Holder Shares subject hereto except to the extent otherwise required by law; provided that the failure to deliver a copy of such Amendment shall not impair or affect the validity of such Amendment. In addition, each party hereto and each holder of Shares or Other Holder Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant this Section 8.2, any Amendment to the definitions used in such Section as applied to such Section shall also require the specified consent.

8.3. Withdrawal from Agreement. Any holder of Shares or Other Holder Shares that withdraws Shares from the Stockholders Agreement in accordance with Section 9.3 thereof shall be deemed to have simultaneously withdrawn such Shares from this Agreement. From the date of delivery of such Person’s withdrawal notice pursuant to Section 9.3 of the Stockholders Agreement, the withdrawn shares shall cease to be Shares subject to this Agreement and, if the holder of Shares or Other Holder Shares does not own any Share that will remain subject to this Agreement (each such holder, a “Withdrawing Holder”), such holder shall cease to be a party to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that any such Withdrawing Holder shall retain the indemnification rights pursuant to Section 3.4 hereof with respect to any matter that (a) may be an indemnified liability thereunder and (b) occurred prior to such withdrawal.

8.4. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Investor shall retain the indemnification, contribution and reimbursement rights pursuant to Section 3.4 hereof with respect to any matter that (a) may be an indemnified liability thereunder and (b) occurred prior to such termination.

9. LEGENDS.

9.1. Restrictive Legend. Each certificate representing Shares issued or transferred to a Principal Investor shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A PARTICIPATION, REGISTRATION RIGHTS AND COORDINATION AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.”

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

9.2. Stop Transfer Instruction. The Company or Lowerco will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legend, this Agreement and the Stockholders Agreement are satisfied.

9.3. Classes of Shares Separately Transferable. A Transfer that otherwise satisfies the requirements of this Agreement, the Stockholders Agreement and any other applicable agreements may include Shares of any one or more class(es).

10. DEFINITIONS. For purposes of this Agreement:

10.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:

(i) The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii) The word “including” shall mean including, without limitation;

(iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders shall each include the other.

10.2. Definitions. The following terms shall have the following meanings:

“144 Coordination” shall have the meaning set forth in Section 4.1.1.

“A and L Proceeds” shall have the meaning set forth in the Recitals.

“Additional Counsel” shall have the meaning set forth in Section 3.3.3.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Registration Rights Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person. Notwithstanding the foregoing, for all purposes of this Agreement, Integral Capital Partners VII, L.P. and its Affiliates will be considered Affiliates of Silver Lake Partners II, L.P. and Silver Lake Technology Investors II, L.L.C. and their respective Affiliates.

“Affiliated Fund” shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser or such person.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 8.2.

“Bain Investors” shall mean, as of any date, Bain Capital Integral Investors, LLC and BCIP TCV, LLC, and their respective Permitted Transferees, in each case only if such Person is then a Registration Rights Stockholder and holds any Shares.

“Blackstone Investors” shall mean, as of any date, Blackstone Capital Partners IV L.P., Blackstone Capital Partners IV-A L.P., Blackstone Family Investment Partnership IV-A L.P., Blackstone Participation Partnership IV L.P., Blackstone GT Communications Partners L.P. and Blackstone Family Communications Partnership L.P., and their respective Permitted Transferees, in each case only if such Person is then a Registration Rights Stockholder and holds any Shares.

“Board” shall mean the board of directors of the Company, or any duly authorized committee thereof.

“Business” means Opco’s businesses after the Closing, which consist of four separate businesses: (a) the availability services business segment, (b) the investment support systems business segment, (c) the higher education systems business segment and (d) the public sector systems business segment. For purposes of this Agreement, any future business acquired by Opco after Closing that is not included in the Availability Services Business will automatically be considered part of the Financial Systems Business, Higher Education Systems Business or Public Sector Business, as determined by the Board in its sole discretion.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, transaction or Transfer of securities of the Company by its stockholders, or series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own, directly or indirectly, capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act Rules) or any “group” (as defined in the Exchange Act Rules), other than Qualified Institutional Investors (and in the case of a “group”, excluding a percentage of such “group” equal to the percentage of the voting power of such group controlled by any Qualified Institutional Investors), excluding, in any case referred to in clause (a) or (b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company. For the avoidance of doubt, none of the following shall, in and of itself, constitute a “Change of Control”: (x) a spin-off of one of the Businesses, a sale of one of the Businesses or a comparable transaction or (y) a transaction in which, after giving effect thereto, the Principal Investors and their Affiliates continue to own, directly or indirectly, more than fifty percent (50%) of the equity economic interests or voting power of (i) the Company or other surviving entity in the case of a transaction of the sort described in clause (a) above, (ii) of the Company in the case of a transaction of the sort described in clause (b) above or (iii) of the acquiring entity in the case of a transaction of the sort described in clause (c) above.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Stock” shall mean the Class A Common Stock, par value $.001 per share, of the Company, which is comprised of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class A-4 Common Stock, Class A-5 Common Stock, Class A-6 Common Stock, Class A-7 Common Stock and Class A-8 Common Stock.

“Class A and L Proceeds” shall have the meaning set forth in the Recitals.

“Class L Stock” shall mean the Class L Common Stock, par value $.001 per share, of the Company.

“Closing” shall have the meaning set forth in Section 1.1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, including the Class A Stock and the Class L Stock.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Coordination Committee” shall have the meaning set forth in Section 3.7.

“Covered Person” shall have the meaning set forth in Section 3.4.1.

“Cutback Manager” shall mean, with respect to any registered offering, any Manager Holder who is subject to a disproportionate cutback of shares to be sold in such registered offering in accordance with Section 3.3.1.

“Designated Principal Investor Groups” shall mean, as of any time of determination, the five (or more if necessary to accommodate “ties”) Principal Investor Groups who hold the greatest number of shares of Common Stock at such time.

“Disproportionate Cutback Shares” shall mean, with respect to any registered offering and any Cutback Manager, a number of shares equal to the excess of (a) the number of shares held by such Cutback Manager that such Cutback Manager was not permitted to include in such registered offering as a result of Section 3.3.1 over (b) the number of shares that such Cutback Manager would not have been permitted to include in such registered offering had all holders of Registrable Securities or Parity Shares who requested to have shares registered in the applicable offering been cutback proportionately.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Act Rules” shall mean the rules adopted by the Commission under the Exchange Act.

“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased, (d) any not-for-profit corporation or private charitable foundation and (e) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (d) above.

“GS Investors” shall mean, as of any date, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 Offshore, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & Co. KG and GS Capital Partners V Institutional, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Registration Rights Stockholder and holds any Shares.

“Holders” shall mean the holders of Registrable Securities that are parties to this Agreement.

“Holdings” shall have the meaning set forth in the Preamble.

“Indemnitee” shall have the meaning set forth in Section 3.4.3.

“Initial Measurement Period” shall have the meaning set forth in Section 4.1.1(b).

“Initial Public Offering” shall mean the initial underwritten Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Investors” shall have the meaning set forth in Section 3.1.1.

“Initiating Transferor” shall have the meaning set forth in Section 4.1.2.

“Investors” shall have the meaning set forth in the Preamble.

“Issuance” shall have the meaning set forth in Section 2.

“Issuer” shall have the meaning set forth in Section 2.

“KKR Investors” shall mean, as of any date, KKR Millennium Fund L.P. and KKR Partners III, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Registration Rights Stockholder and holds any Shares.

“LLC” shall have the meaning set forth in the Preamble.

“Lowerco” shall have the meaning set forth in the Preamble.

“LP Distribution” means a distribution of Shares by an Investor to its partners, members, managers or shareholders in accordance with such Investor’s governing documents.

“Majority Bain Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Bain Investors.

“Majority Blackstone Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Blackstone Investors.

“Majority GS Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the GS Investors.

“Majority in Interest” shall mean with respect to Shares of one or more class(es), a majority in number of such Shares.

“Majority KKR Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the KKR Investors.

“Majority Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Principal Investor Groups in the aggregate and (b) if there are more than five Principal Investor Groups, Designated Principal Investor Groups who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Designated Principal Investor Groups in the aggregate.

“Majority Providence Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Providence Investors.

“Majority Silver Lake Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Silver Lake Investors.

“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the TPG Investors.

“Management Representative” shall mean (a) Cristóbal Conde during such time as he is the Chief Executive Officer of Opco, (b) such successor person who is approved from time to time as the Management Representative in accordance with this Agreement, or (c) at any time when there is no Management Representative identified in accordance with the foregoing provisions, the Chief Executive Officer of Opco. Successor Management Representatives may be approved in writing by a Majority in Interest of the Management Shares then held by Managers then employed by the Company, excluding, for the purposes of such calculation, the existing Management Representative, provided that such approval must occur no earlier than ten (10) business days after notice proposing a successor Management Representative is given to all such Managers, which notice may be sent only at the direction of (x) the current Management Representative, (y) the holders of at least 15% in interest of the Management Shares held by Managers (and their Manager Designees) then employed by the Company or (z) the Requisite Principal Investors.

“Management Shares” shall mean all Shares held by a Manager or Manager Designee. Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

“Manager Designees” shall have the meaning set forth in the Preamble.

“Manager Holder” shall mean any Manager of Manager Designee who is, at the time in question, a Holder.

“Managers” shall have the meaning set forth in the Preamble.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“NASD” shall have the meaning set forth in Section 3.3.2(g).

“Opco” shall have the meaning set forth in the Recitals.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or Lowerco or any direct or indirect subsidiary thereof, or any right to purchase Shares pursuant to this Agreement.

“Other Holder Shares” shall mean (a) all shares of Stock held by an Other Holder that were Transferred to such Other Holder in a transaction subject to Section 3.5 or that were acquired by such Other Holder upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 3.5 and (b) all Options, Warrants and Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 3.5, treating such Options, Warrants and

Convertible Securities as a number of Other Holder Shares equal to the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Other Holder Shares is to be determined).

“Other Holders” shall have the meaning set forth in the Preamble.

“Other Investors” shall have the meaning set forth in the Recitals.

“Other Securities” shall have the meaning set forth in Section 2.1.3.

“Parity Shares” shall have the meaning set forth in Section 3.3.1.

“Participating Buyer” shall have the meaning set forth in Section 2.1.2.

“Participating Investor” shall have the meaning set forth in Section 3.3.3.

“Participation Notice” shall have the meaning set forth in Section 2.1.1.

“Participation Offerees” shall have the meaning set forth in Section 2.1.1.

“Participation Portion” shall have the meaning set forth in Section 2.1.1.

“Participation Shares” shall mean all Shares held by an Investor and all Vested Shares held by a Manager or Manager Designee.

“Permitted Registration Rights Assignee” shall have the meaning set forth in Section 3.5.

“Permitted Transferee” shall mean, in respect of (a) any Investor, (i) any Affiliate or Affiliated Fund of such Investor or (ii) any successor entity or, with respect to an Investor organized as a trust, any successor trustee or co-trustee of such trust, (b) any Manager or Manager Designee of such Manager, any Family Member of such Manager and (c) any holder of Shares who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such holder or by applicable laws of descent an distribution and (ii) any Person acquiring such Shares pursuant to a qualified domestic relations order in each case described in clauses (a) through (c), only to the extent such transferee agrees to be bound by the terms of this Agreement and the Stockholders Agreement. In addition, any Registration Rights Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Principal Investor Group shall be a Permitted Transferee of any other member of such Principal Investor Group.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Potential Participant” shall have the meaning set forth in Section 4.6.

“Preferred Stock” shall mean the 11.5% Cumulative Preferred Stock, par value $.001 per share, of Lowerco.

“Price Per Equivalent Share” shall mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities, Warrants or Options which are the subject of an Issuance pursuant to Section 2 hereof.

“Principal Investor” shall have the meaning set forth in the preamble.

“Principal Investor Group” shall mean any one of (a) the Bain Investors, collectively, (b) the Blackstone Investors, collectively, (c) the GS Investors, collectively, (d) the KKR Investors, collectively, (e) the Providence Investors, collectively, (f) the Silver Lake Investors, collectively and (g) the TPG Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time after the Closing, and at all times thereafter, as such Principal Investor Group ceases to hold Shares representing a Total Combined Investment (as defined in the Company’s certificate of incorporation as in effect on the date hereof) of at least the Minimum Total Combined Investment (as defined in the Company’s certificate of incorporation as in effect on the date hereof); provided, further, that no adjustment pursuant to the Company’s certificate of incorporation to the “Minimum Total Combined Investment” shall cause any former Principal Investor Group to again become a Principal Investor Group. Where this Agreement provides for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by the Majority Bain Investors, the Majority Blackstone Investors, the Majority GS Investors, the Majority KKR Investors, the Majority Providence Investors, the Majority Silver Lake Investors, or the Majority TPG Investors, as the case may be, except as otherwise specifically set forth herein.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 5 of the Stockholders Agreement.

“Pro Rata Portion” shall mean for purposes of Section 3.3, with respect to each holder of Registrable Securities or Parity Shares requesting that such shares be registered in such registration statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities or Parity Shares be registered in such registration.

“Proceeds” shall have the meaning set forth in the Recitals.

“Prospective Subscriber” shall have the meaning set forth in Section 2.1.1.

“Providence Investors” shall mean Providence Equity Partners V LP and Providence Equity Partners V-A LP and their respective Permitted Transferees, in each case only if such Person is then a Registration Rights Stockholder and holds any Shares.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchase Price Value” shall mean: (a) $1.00, in the case of a share of Class A Stock, (b) $81.00, in the case of a share of Class L Stock and (c) $100.00, in the case of a share of Preferred Stock, in each case appropriately adjusted for any stock split, stock dividend, combination, recapitalization or similar event involving such class of Stock.

“Purchased and Roll-Over Shares” shall mean (a) all shares of Stock held by a Manager or Manager Designee that were purchased by the original holder thereof on or before the Closing Date or upon the exercise, conversion or exchange of Options described in clause (b) hereof, (b) all Options for shares of Stock held by a Manager, which were received by such Manager on the Closing Date in connection with the roll-over of his or her options from SDS, treating such Options as a number of Purchased and Roll-Over Shares equal to the maximum number of shares of Stock for which such Options may be exercised, and (c) all Shares held by a Manager or Manager Designee that are designated as Purchased and Roll-Over Shares by the Requisite Principal Investors (or the Company if there are no Principal Investors remaining).

“Qualified Institutional Investors” shall mean (a) the Bain Investors; (b) the Blackstone Investors; (c) the GS Investors, (d) the KKR Investors; (e) the Providence Investors; (f) the Silver Lake Investors; (g) the TPG Investors and (h) the respective Affiliates and Affiliated Funds of the foregoing Persons.

“Qualified Public Offering” shall mean the first underwritten Public Offering (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or a comparable form) in which the aggregate price to the public of all Common Stock sold in such offering in combination with the aggregate price to the public of all Common Stock sold in any previous underwritten Public Offerings (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or any comparable form) shall exceed $350,000,000.

“Recapitalization Transaction” shall have the meaning set forth in Section 10.2 of the Stockholders Agreement.

“Registrable Securities” shall mean (a) all shares of Class A-8 Stock, (b) all shares of Class A-8 Stock issuable upon conversion of shares of Class A-1 Stock, Class A-2 Stock, Class A-3 Stock, Class A-4 Stock, Class A-5 Stock, Class A-6 Stock, Class A-7 Stock or Class L Stock, (c) all shares of Class A-8 Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and all Shares of Class A-8 Stock issued in exchange for securities of any subsidiary of the Company and (d) all shares of Class A-8 Stock directly or indirectly issuable with respect to the securities referred to in clauses (a), (b) or (c) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Participation Shares or Other Holder Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such securities shall have ceased to be Participation Shares or Other Holder Shares hereunder, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been Transferred pursuant to Rule 144 or Rule 145, (iv) disposition of such securities may be made by the Holder thereof under Rule 144 or 145 and the holder of such securities holds no more than one percent of the shares of the applicable class outstanding as shown by the most recent report or statement published by the Company, but only to the extent such securities are not restricted from transfer by the provisions of Section 4 hereof, (v) subject to the provisions of Section 8.2 hereof, such securities shall have been otherwise transferred to a Person that is not an Affiliate of the transferor, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company as part of such transfer and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 or Rule 145 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144), (vi) such securities shall have ceased to be outstanding or (vii) the holder thereof shall have withdrawn from this Agreement pursuant to Section 8.3.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Section 3 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any), including (a) all Commission and securities exchange or NASD registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD pursuant to Section 3.3.2(g) and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one counsel for the Holders selected pursuant to the terms of Section 3 and any Additional Counsel, (g) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders) and (i) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Rights Stockholders” shall have the meaning set forth in the Preamble.

“Related Group” shall mean, with respect to any 144 measurement period, all Registration Rights Stockholders other than those (a) who have agreed to forego their full pro rata share of the Rule 144 group limit in accordance with the last sentence of Section 4.1.1(a), (b) who have opted out of 144 Coordination pursuant to Section 4.1.1(d) or (c) who have been excluded from the provisions of Section 4.1 through 4.4 pursuant to the last sentence of Section 4.5, unless, in each case, such person’s sales of Shares are required to be aggregated with sales of Shares of all Registration Rights Stockholders not described in clauses (a) through (c) for purposes of clauses (e)(1) or (2) of Rule 144.

“Requisite Principal Investors” shall mean at any time the approval of Principal Investor Groups who, in the aggregate, hold a number of shares of Common Stock that is at least two-thirds of the aggregate number of shares of Common Stock then held by all Principal Investor Groups.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145” shall mean Rule 145 under the Securities Act (or any successor Rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“SDS” shall have the meaning set forth in the Recitals.

“Securities Act” shall mean the Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.

“Shares” shall mean (a) all shares of Stock held by a Registration Rights Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by a Registration Rights Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein), including, in either case, any securities received in a “Recapitalization Transaction” in accordance with Section 4.3 of the Stockholders Agreement.

“Shelf Underwritten Offering” has the meaning set forth in Section 3.6.

“Silver Lake Investors” shall mean, as of any date, Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C. and Integral Capital Partners VII, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Registration Rights Stockholder and holds any Shares.

“Solar Capital” shall have the meaning set forth in the Preamble.

“Specified Amendment” shall mean any Amendment affecting (a) the second or third sentence of Section 8.2(b) or (b) any defined term in this Agreement to the extent used in any of the foregoing provisions as such term applies to such provisions.

“Stock” shall mean the Common Stock and the Preferred Stock.

“Stockholders Agreement” shall have the meaning set forth in the Recitals.

“Subject Securities” shall have the meaning set forth in Section 2.

“Tag Eligible Shares” shall mean, at any time, all Shares that (a) are not Management Shares or (b) are Management Shares that will be Vested Shares as of the proposed Transfer date as reasonably determined in good faith by the Initiating Transferor.

“Take Down Notice” has the meaning set forth in Section 3.6.

“TPG Investors” shall mean, as of any date, TPG Partners IV, L.P., T3 Partners II, L.P., T3 Parallel II, L.P., TPG Solar III LLC and TPG Solar Co-Invest LLC, and their respective Permitted Transferees, in each case only if such Person is then a Registration Rights Stockholder and holds any Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares or Other Holder Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 4 (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee or (b) with respect to a holder of Shares which was formed for the purpose of holding Shares, there is a Transfer of the equity interests of such holder other than to a Permitted Transferee of such holder or of the party transferring the equity of such holder.

“Vested Shares” shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares held by such Manager or Manager Designee which are not subject to vesting requirements at such time.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

“Withdrawing Holders” shall have the meaning set forth in Section 8.3.

11. MISCELLANEOUS.

11.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and Lowerco shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

11.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or e-mail (if provided and the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, Lowerco, Holdings, LLC or Opco, to it:

c/o SunGard Data Systems, Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Attention: General Counsel

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02210

Facsimile: (617) 951-7050

Attention: Alfred Rose, Esq.

E-mail: arose@ropesgray.com

If to a Bain Investor or the Bain Principal Investor Group, to it:

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, Massachusetts 02199

Facsimile: (617) 516-2710

Attention: John Connaughton

E-mail: jconnaughton@baincapital.com

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile: (617) 951-7050

Attention: R. Newcomb Stillwell, Esq.

E-mail: nstillwell@ropesgray.com

If to a Blackstone Investor or to the Blackstone Principal Investor Group, to it:

c/o Blackstone Management Partners IV L.L.C.

345 Park Avenue, 31st Floor New York, NY 10154

Facsimile: (212) 583-5722

Attention: Chinh Chu

E-mail: chu@blackstone.com

with copies to:

Paul Hastings, Janofsky & Walker LLP

75 E. 55th Street

New York, NY 10022

Facsimile: (212) 230-7617

Attention: John Altorelli, Esq.

E-mail: johnaltorelli@paulhastings.com

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: Wilson Neely, Esq.

E-mail: wneely@stblaw.com

If to a GS Investor or to the GS Principal Investor Group, to it:

c/o GS Capital Partners 2000, L.P.

85 Broad Street

New York, New York 10004

Facsimile: (212) 357-5505

Attention: Sanjeev Mehra

E-mail: sanjeev.mehra@gs.com

with copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: Mark Gordon, Esq.

E-mail: mgordon@wlrk.com

If to a KKR Investor or to the KKR Principal Investor Group, to it:

c/o Kohlberg Kravis Roberts & Co L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, CA 94025

Facsimile: (650) 233-6561

Attention: James H. Greene, Jr.

E-mail: jgreene@kkr.com

with copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: David Sorkin, Esq.

E-mail: dsorkin@stblaw.com

If to a Providence Investor or to the Providence Principal Investor Group, to it:

c/o Providence Equity Partners Inc.

50 Kennedy Plaza

18th Floor

Providence, RI 02903

Facsimile: (401) 751-1790

Attention: Jonathan M. Nelson

E-mail: j.nelson@provequity.com

with copies to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Facsimile: (617) 772-8333

Attention: Marilyn French, Esq.

E-mail: marilyn.french@weil.com

If to a Silver Lake Investor or to the Silver Lake Principal Investor Group, to it:

c/o Silver Lake Partners

9 West 57th Street, 25th Floor

New York, NY 10019

Facsimile: (212) 981-3535

Attention: Egon Durban

E-mail: egon.durban@silverlake.com

with copies to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile: (617) 951-7050

Attention: Alfred O. Rose, Esq.

E-mail: arose@ropesgray.com

If to a TPG Investor or to the TPG Principal Investor Group, to it:

c/o Texas Pacific Group

301 Commerce Street

Fort Worth, Texas 76102

Facsimile: (817) 871-4088

Attention: David A. Spuria, Esq.

E-mail: dspuria@texpac.com

with copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile: (212) 225-3999

Attention:	Michael L. Ryan, Esq.
Paul J. Shim, Esq.

E-mail:	mryan@cgsh.com
pshim@cgsh.com

If to any Manager or Manager Designee, to it:

c/o SunGard Data Systems, Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Attention: General Counsel

with copies to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Facsimile: (212) 309-6001

Attention:	Howard L Shecter, Esq.
Ira White, Esq.

E-mail:	hshecter@morganlewis.com
iwhite@morganlewis.com

If to any other Registration Rights Stockholder, to it at the address set forth on Exhibit A, or if not set forth thereon, in the records of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile or e-mail (subject to the recipient confirming receipt thereof in the case of e-mail) on a business day, or if not delivered on a business day, on the first business day thereafter and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11.3. Binding Effect, Etc. Except for restrictions on the Transfer of Shares set forth in other written agreements, plans or documents, and except for other written agreements dated on or about the date of this Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Registration Rights Stockholder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

11.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

11.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

11.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

11.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Investors hereto may be corporations, partnerships, limited liability companies or trusts, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, manager or trustee of any Investor or of any partner, member, manager, trustee, Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, partner, member, manager or trustee of any Investor or of any Affiliate or assignee thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

11.8. Aggregation of Shares. All Shares held by an Investor and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights under Sections 2, 3 and 4. Within any Principal Investor Group, the Investors may allocate the ability to exercise any rights under this Agreement in any manner that such Principal Investor Group (by a Majority in Interest of the Shares held by such Principal Investor Group) sees fit.

11.9. Obligations of Company, Lowerco, Holdings, LLC and Opco. Each of the Company, Lowerco, Holdings, LLC and Opco shall be jointly and severally liable for any payment obligation of any of the Company, Lowerco, Holdings, LLC or Opco pursuant to this Agreement.

11.10. Expenses of Managers. The Company shall reimburse the Managers and Manager Designees for the reasonable costs of one counsel retained on behalf of the Managers and/or Manager Designees with respect to the Managers and/or Manager Designees exercising or enforcing rights afforded them under this Agreement, the Stockholders Agreement or the certificates of incorporation or limited liability company agreement, as applicable, of any of the Company, Lowerco, Holdings, LLC or Opco.

12. GOVERNING LAW.

12.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

12.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2 hereof is reasonably calculated to give actual notice.

12.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	SUNGARD CAPITAL CORP.

	By:	*
	Name:	Michael J. Ruane
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

LOWERCO:	SUNGARD CAPITAL CORP. II

	By:	*
	Name:	Michael J. Ruane
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

HOLDINGS:	SUNGARD HOLDING CORP.

	By:	*
	Name:	Michael J. Ruane
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

LLC:	SUNGARD HOLDCO LLC

	By:	*
	Name:	Michael J. Ruane
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

SOLAR CAPITAL:	SOLAR CAPITAL CORP.

	By:	*
	Name:	Michael J. Ruane
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ Michael J. Ruane
Michael J. Ruane

THE PRINCIPAL INVESTORS:

THE OTHER INVESTORS:

THE MANAGERS: